Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

by and among

SANCHEZ ENERGY CORPORATION

and the GUARANTORS party hereto

and

RBC CAPITAL MARKETS, LLC

CREDIT SUISSE SECURITIES (USA) LLC
as Representative of the several Initial Purchasers

Dated as of September 12, 2014

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September 12, 2014, by and among SANCHEZ ENERGY CORPORATION, a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (collectively, the “Guarantors”) and RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several initial purchasers listed on Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”), each of whom has agreed, severally and not jointly, to purchase the Company’s 6.125% Senior Notes due 2023 (the “Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The Notes issued on the date hereof will constitute one series together with, and will be identical in all respects to, the $850,000,000 aggregate principal amount of 6.125% Senior Notes due 2023 (the “Initial Notes”) issued and sold by the Company pursuant to that certain Purchase Agreement, dated June 13, 2014, among the Company, the guarantors named therein and RBC Capital Markets, LLC.

This Agreement is made pursuant to the Purchase Agreement, dated September 9, 2014, among the Company, the Guarantors and the Representatives (the “Purchase Agreement”) (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Transfer Restricted Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers, as set forth in Section 6(k) of the Purchase Agreement.  Capitalized terms are defined in Section 1.

The parties hereby agree as follows:

Section 1.  Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Interest”:  As defined in Section 5 hereof.

“Advice”:  As defined in Section 6(c) hereof.

“Affiliate”:  As defined in Rule 144.

“Agreement”:  As defined in the preamble hereof.

“Black-Out Notice”: As defined in Section 3(c) hereof.

“Broker-Dealer”:  Any broker or dealer registered under the Exchange Act.

“Broker-Dealer Resale Period”: As defined in Section 3(c) hereof.

“Business Day”:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed or, where applicable, as defined by Commission rules for purposes of calculating the 20 Business Day period under Rule 14e-1(a) under the Exchange Act.

“Closing Date”:  The date of this Agreement.

“Commission”:  The U.S. Securities and Exchange Commission.

“Company”:  As defined in the preamble hereto.

“Consummate”:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective (except as permitted herein) and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Trustee (as defined in the Indenture) under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered (and not withdrawn) by Holders thereof pursuant to the Exchange Offer.

“Effectiveness Target Date”:  As defined in Section 3(a) hereof.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Offer”:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities (except as permitted herein) the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered (and not withdrawn) in such exchange offer by such Holders.

“Exchange Offer Registration Statement”:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

“Exchange Securities”:  The 6.125% Senior Notes due 2023, of the same series under the Indenture as the Transfer Restricted Securities and the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

“FINRA”:  Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus”:  Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

“Guarantees”:  As defined in the preamble hereof.

“Guarantors”:  As defined in the preamble hereof.

“Holders”:  As defined in Section 2(b) hereof.

“Indemnified Holder”:  As defined in Section 8(a) hereof.

“Indenture”:  The Indenture, dated as of June 27, 2014, by and among the Company, the Guarantors and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented from time to time, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

“Initial Notes”: As defined in the preamble hereto.

“Initial Placement”:  The issuance and sale by the Company of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Purchasers”:  As defined in the preamble hereto.

“Initial Securities”:  The Securities issued and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement on the Closing Date.

“Notes”:  As defined in the preamble hereof.

“Person”:  An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity, or a government or agency or political subdivision thereof.

“Prospectus”:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchase Agreement”:  As defined in the preamble hereof.

“Registration Default”:  As defined in Section 5 hereof.

“Registration Statement”:  Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Rule 144”:  Rule 144 promulgated by the Commission

“Securities”:  As defined in the preamble hereto.

“Securities Act”:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Filing Deadline”:  As defined in Section 4(a) hereof.

“Shelf Registration Statement”:  As defined in Section 4(a) hereof.

“Transfer Restricted Securities”:  The Initial Securities; provided that an Initial Security shall cease to be a Transfer Restricted Security on the earlier to occur of (i) the date on which a Registration Statement with respect to such Initial Security has become effective under the Securities Act and such Initial Security have been exchanged or disposed of pursuant to such Registration Statement; (ii) if a Shelf Registration Statement is required to be filed in accordance with Section 4(a) hereof, one year from the effective date of such Shelf Registration Statement; (iii) the date on which such Initial Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or state blue sky laws (other than legends in respect of a Holder’s Affiliate status), is removed, or the restrictive CUSIP number is redesignated as non-restrictive, by the Company or pursuant to the Indenture; (iv) the date upon which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (v) the date on which such Initial Security ceases to be outstanding.

“Trust Indenture Act”:  The Trust Indenture Act of 1939, as amended.

“Trustee”: As defined in the definition of “Indenture” herein.

“Underwritten Registration or Underwritten Offering”:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2.  Securities Subject to this Agreement.

(a)                                 Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)                                 Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

Section 3.  Registered Exchange Offer.

(a)                                 Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) cause to be filed with the Commission within 380 days after the Closing Date (or if such 380th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable, but in no event later than 20 Business Days before the 400th day after the Closing Date (the “Effectiveness Target Date”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, promptly commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)                                 The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously (except as permitted herein) and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date the Exchange Offer commences.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities (including, for the avoidance of doubt, the Guarantees and any exchange securities for the Initial Notes and related guarantees, or other securities of the same class or series as the Securities) shall be included in the Exchange Offer Registration Statement.  The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 20 Business Days after the Effectiveness Target Date.

(c)                                  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy or applicable law after the date of this Agreement.

Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period beginning upon the Consummation of the Exchange Offer and ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities (such period, the “Broker-Dealer Resale Period”); provided that the Company may, during the Broker-Dealer Resale Period, for a period of up to 60 days in any three-month period, not to exceed 120 days in any calendar year, determine that the Exchange Offer Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Exchange Offer Registration Statement by providing written notice of such suspension (a “Black-Out Notice”) to each Holder of Transfer Restricted Securities.  For the avoidance of doubt, any period during which the use of the prospectus that is part of the Exchange Offer Registration Statement has been suspended pursuant to the immediately preceding proviso shall not be counted for the purposes of determining the expiration of the Broker-Dealer Resale Period.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

Section 4.  Shelf Registration.

(a)                                 Shelf Registration.  If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated 20 Business Days after the Effectiveness Target Date or any date prior thereto (unless an Exchange Offer Registration Statement has been filed and has not yet been declared effective by the Commission, other than as a result of the fault of the Company or any of the Guarantors, and as a result of Commission review of data or information included or incorporated by reference in such Registration Statement that would also be included or incorporated in a Shelf Registration Statement, the Company and Guarantors reasonably believe that a Shelf Registration Statement would not become effective prior to Consummation of the Exchange Offer) or (iii) prior to 20 Business Days after the Effectiveness Target Date (or, if earlier, Consummation of the Exchange Offer):  (A) the Initial Purchasers request from the Company with respect to Transfer Restricted Securities not eligible under applicable law or Commission policy to be exchanged for Exchange Securities in the Exchange Offer other than because such Holder is an Affiliate of the Company or the Guarantors or

because a Holder did not validly tender (and not withdraw) Initial Securities pursuant to the Exchange Offer (or otherwise elected to not participate in the Exchange Offer), (B) with respect to any Holder of Transfer Restricted Securities other than an Affiliate of the Company or the Guarantors, such Holder notifies the Company in writing (assuming the conclusions in such notification are correct) that (1) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (2) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (3) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Company or one of its affiliates or (C) in the case of any Initial Purchaser, such Initial Purchaser notifies the Company in writing (assuming the conclusions in such notification are correct) that it will not receive Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of such Initial Purchaser’s unsold allotment, the Company and the Guarantors shall (1) if permitted by law and Commission policy, cause the Transfer Restricted Securities of such Holder to be reissued in a form that does not bear any restrictive legends relating to the Securities Act or a restrictive CUSIP number so that such Securities may be sold to the public in accordance with Rule 144 by a person that is not an Affiliate of the Company or any of the Guarantors where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of such reissue) and (2) in the event the Company cannot or does not comply with the provisions of the foregoing clause by the later of (I) 20 Business Days of the date of receipt by the Company of such notice of such Holder or Initial Purchaser, if applicable under (iii), and (II) the Shelf Filing Deadline:

(x)                                 cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 90th day after the date on which the filing obligation arises pursuant to Section 4(a)(i) above and (2) the 90th day after (A) the 400th day after the Closing Date pursuant to Section 4(a)(ii) or (B) the date on which the filing obligation arises under Section 4(a)(iii) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders specified in the relevant provision of Section 4(a) and that have provided the information required pursuant to Section 4(b) hereof; and

(y)                                 use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline (or if such 180th day is not a Business Day, the next succeeding Business Day).

Notwithstanding the foregoing, the Company shall have no obligation to file a Shelf Registration Statement or have it declared effective by the Commission prior to the Effectiveness Target Date.  Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(b) and Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement); provided that the Company may for a period of up to 60 days in any three-month period, not to exceed 120 days in any calendar year, determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement by providing a Black-Out Notice to each Holder of Transfer Restricted Securities registered thereon.

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5.  Additional Interest.  The Company and the Initial Purchasers agree that Holders will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company and the Guarantors agree to pay, jointly and severally, as liquidated damages, additional interest on the Transfer Restricted Securities (“Additional Interest”) if, as of the applicable time limits provided for in this Agreement, (i) the Exchange Offer has not been Consummated or (ii) any Shelf Registration Statement, if required hereby, has not been declared effective (or has not automatically become effective) by the Commission (each such event referred to in clauses (i) and (ii), a “Registration Default”).  The Additional Interest shall accrue after such Registration Default on the principal amount of the Transfer Restricted Securities at a rate of 0.25% per annum during the 90-day period immediately following the 400th day after the Closing Date and shall increase by 0.25% per annum at the end of each subsequent 90-day period, in each case for the period of the Registration Default, but in no event shall such increase hereunder or under any other Registration Rights Agreement (as defined in the Indenture) exceed 1.00% per annum.  Following the cure of all Registration Defaults relating to the particular Transfer Restricted Securities (for the avoidance of doubt, a Registration Default may be cured if the Exchange Offer is Consummated or a required Shelf Registration Statement is declared effective (or has automatically become effective), as applicable, after the required deadline under this Agreement), the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending, (ii) a Holder of Transfer Restricted Securities shall not be entitled to Additional Interest with respect to a Registration Default pursuant to clause (ii) of the preceding paragraph, unless it is entitled to the benefits of such Shelf Registration Statement pursuant to Section 4(a) and has complied with its obligations pursuant to Section 4(b), within the time limits provided for therein and (iii) no Additional Interest shall be payable to the extent any Transfer Restricted Securities are receiving such additional interest payable pursuant to another Registration Rights Agreement (as defined in the Indenture), except to the extent the Additional Interest payable hereunder exceeds such amount.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Section 6.  Registration Procedures.

(a)                                 Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law or Commission policy, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities.  Each of the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Company and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company.

(b)                                 Shelf Registration Statement.  If required pursuant to Section 4, in connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)                                  General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)                                     use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by the Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or Section 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (or file with the Commission a document to be incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(ii)                                  prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)                               in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv)                              in the case of a Shelf Registration Statement, furnish, if and as requested, without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor.  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)                                 in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide upon request copies of such document to the Initial Purchasers, and to the underwriter(s), if any, and make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters; provided, that this clause (v) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor;

(vi)                              in the case of a Shelf Registration Statement, make available at normal business hours for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof (and each such person shall agree that it will keep such information confidential and not disclose any such records, documents, properties or information unless (A) the disclosure of such records, documents, properties or information is, in the opinion of counsel to such person, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such records, documents, properties or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the records, documents, properties or information in such records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such person, or (D) disclosure of such records, documents, properties or information is, in the opinion of counsel for any such person, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such person and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder) and prior to its effectiveness and to use commercially reasonable efforts to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii)                           in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(viii)                        in the case of a Shelf Registration Statement, cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix)                              in the case of a Shelf Registration Statement, if and as requested, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge upon request, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)                                 in the case of a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge upon request, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)                              in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with a Shelf Registration Statement, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A)                     furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

(1)                                 a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in Section 6(d) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)                                 an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors, covering the matters set forth in Section 6(f) of the Purchase Agreement and such other matters as such parties may reasonably request, and a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, at which the contents of the Registration Statement and the related Prospectus and related matters were discussed and although such counsel has not independently checked or verified, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of such statements contained in the Registration Statement and related Prospectus; on the basis of the foregoing, nothing has come to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, financial schedules or notes or other financial or statistical or accounting information or information pertaining to natural resource reserves, operation and production or data derived from any of the foregoing, in each case included in (or omitted from) the Registration Statement and related Prospectus or any amendments or supplements thereto); and

(3)                                 a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(e) of the Purchase Agreement, without exception;

(B)                     set forth in full or incorporate by reference in the underwriting agreement, if any, if so requested by the parties thereto, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)                     deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii)                           in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)                        shall issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement and only in connection with any sale of Transfer Restricted Securities by such Holder pursuant to such Registration Statement (and provided that such Holder delivers such certificates reasonably requested by the Company in connection with such sale), Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities being sold by such Holder; such Exchange Securities to be registered in the name of the purchaser(s) of such Securities; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv)                       in the case of a Shelf Registration Statement, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv)                          in the case of a Shelf Registration Statement, use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi)                       if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(xvii)                    provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;

(xviii)                 in the case of a Shelf Registration Statement, cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as that term is defined within the rules and regulations of FINRA) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix)                       in the case of a Shelf Registration Statement, otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

(xx)                          cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi)                       in the case of a Shelf Registration Statement, cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any;

(xxii)                    in the case of a Shelf Registration Statement, provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

(xxiii)                 in the case of a Shelf Registration Statement, represent, warrant, and covenant that it (including its agents and representatives) shall not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or any Black-Out Notice delivered pursuant to Section 3(c) or Section 4(a), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof or any Black-Out Notice delivered pursuant to Section 3(c) or Section 4(a) to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

Section 7.  Registration Expenses.

(a)                                 All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, that all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement shall be the responsibility of each Holder.

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)                                 In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul Hastings LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Section 8.  Indemnification.

(a)                                 Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each (i) Holder and each Initial Purchaser, their respective affiliates, directors, officers and employees, and (ii) each person, if any, who controls any Holder or Initial Purchaser within the meaning of the Securities Act and the Exchange Act (any of the Persons referred to in clauses (i) and (ii) may hereinafter be referred to as an “Indemnified Holder”) against any loss, claim, damage, liability or expense, as incurred, to which such Indemnified Holder may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or settled without the written consent of the Company pursuant to Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Indemnified Holder (including the fees and disbursements of counsel to any Indemnified Holder) as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to any Holder or Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Holder or Initial Purchaser furnished to the Company by such Holder or Initial Purchaser expressly for use in such Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b)                                 Each Holder and each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder or Initial Purchaser or settled without the written consent of such Initial Purchaser pursuant to Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, in reliance upon and in conformity with written information relating to any Holder or Initial Purchaser furnished to the Company by such Holder or Initial Purchaser expressly for use in such Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus; and to reimburse the Company or any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Holder and Initial Purchaser may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment that would otherwise be subject to indemnification hereunder.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total net proceeds to the Company and the Guarantors from the Initial Placement (before deducting expenses)), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement (including, in the case or Holders, the benefit of the offering of the Transfer Restricted Securities and Exchange Securities or receiving Exchange Securities registered under the Securities Act), or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser or Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Initial Purchaser or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Initial Purchasers and Holders of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Initial Purchasers and Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Initial Purchasers and Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the aggregate proceeds received by such Initial Purchasers and Holder with respect to the Initial Securities or Exchange Securities exceeds the amount of any damages which such Initial Purchasers and Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

Section 9.  Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, if the Company is not subject to Section 13 or Section 15(d) of the Exchange Act and any Transfer Restricted Securities remain outstanding, to make available upon request to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

Section 10.  Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 11.  Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

Section 12.  Miscellaneous.

(a)                                 Remedies.  Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Adjustments Affecting the Securities.  The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered on a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered on a Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as the case may be; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of the Representatives with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Trustee under the Indenture, with a copy to the Trustee under the Indenture; and

if to the Company:

Sanchez Energy Corporation

1111 Bagby Street, Suite 1800

Houston, Texas 77002

Facsimile:  (713) 783-5323

Attention:  Chief Financial Officer

(ii)                                  with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, Texas 77002

Facsimile: 713-236-0822

Attention:  David P. Elder

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j)                                    Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                 Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Executive Vice President, Chief
Financial Officer and Secretary

SEP HOLDINGS III, LLC
SN COTULLA ASSETS, LLC
SN MARQUIS LLC
SN OPERATING, LLC
SN TMS, LLC
SN CATARINA, LLC

By:	/s/ Michael G. Long
Name:	Michael G. Long
Title:	Executive Vice President, Chief
Financial Officer

[Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule 1

to the Purchase Agreement.

By:	/s/ Steve Pedone
	Name:	Steve Pedone
	Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several

Initial Purchasers listed in Schedule 1

to the Purchase Agreement.

By:	/s/ Robert Priske
	Name:	Robert Priske
	Title:	Director

[Registration Rights Agreement]